Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Impinj, Inc. of our report dated March 11, 2016, except for the effects of the reverse stock split described in Note 2, as to which the date is July 8, 2016, relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

July 19, 2016